Exhibit 99.1

Vertex Pharmaceuticals Incorporated
First Quarter 2003 Financial Results
April 24, 2003

FOR IMMEDIATE RELEASE

Vertex Pharmaceuticals Reports First Quarter 2003 Financial Results

Cambridge, MA, April 24, 2003 — Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) reported financial results today for the three months ended March 31, 2003.

For the quarter ending March 31, 2003, the Company’s net income was $20.6 million, or $0.27 per basic and diluted share, compared to a net loss of $22.1 million, or $0.29 per basic and diluted share, in the quarter ending March 31, 2002.  The first quarter 2003 net income was primarily the result of the $69.2 million gain resulting from the Company’s sale of certain product and technology rights of PanVera LLC to Invitrogen Corporation, which closed on March 28, 2003.

Pro forma net loss, excluding the gain from the PanVera LLC transaction, for the quarter ending March 31, 2003 was $48.6 million, or $0.64 per basic and diluted share, compared to a net loss of $22.1 million, or $0.29 per basic and diluted share, in the quarter ending March 31, 2002.  The increased pro forma net loss was primarily a result of reduced revenue contribution from PanVera LLC, prior to the transaction with Invitrogen, as well as increased investment to support clinical development of Vertex-driven drug candidates.

Total revenues for the quarter ending March 31, 2003 were $22.6 million, compared to
$40.7 million in 2002.  The decrease in total revenues was primarily due to reduced revenues from Vertex’s Discovery Tools and Services business, operated by PanVera LLC.  Revenues from PanVera LLC were $6.6 million for the quarter ending March 31, 2003, compared to $20.1 million for the same period in 2002.  Revenues from pharmaceutical operations were $16.0 million for the quarter ending March 31, 2003, compared to $20.6 million for the same period last year, reflecting the conclusion of certain research and development collaborations in 2002.

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Research and development expenses for the quarter ending March 31, 2003 were $53.1 million, compared to $47.0 million for the first quarter of 2002.  The increased investment in research and development expenses primarily reflects increased clinical activities associated with Vertex-driven drug candidates.

Sales, general and administrative expenses for the quarter ending March 31, 2003 were $11.5 million, as compared to $11.1 million for first quarter of 2002.

Other expense for the quarter ending March 31, 2003 was $3.9 million.  This expense relates to an agreement Vertex entered into in January 2001 to lease laboratory and office space in Cambridge, Massachusetts.  The Company is actively exploring alternatives to minimize its financial obligation under this lease, including sharing, subleasing or exiting the lease space.  Vertex expects to finalize plans for this facility in the second quarter of 2003.

Other income, net, for the quarter ending March 31, 2003 was $1.4 million, as compared to
$4.0 million for the first quarter of 2002, reflecting lower funds invested as well as lower portfolio yields due to a depressed interest rate environment.

At March 31, 2003, Vertex had approximately $680 million in cash, cash equivalents and available for sale securities.  This includes cash received upon completion of its transaction relating to PanVera LLC.  At March 31, 2003, Vertex had $315 million in convertible debt due September 2007.

Pro Forma Results

In this press release, Vertex reports pro forma net loss, which excludes a gain of $69.2 million recorded in the first quarter of 2003 associated with the completed sale of certain product and technology rights of PanVera LLC to Invitrogen Corporation.  These results are provided as a complement to results provided in accordance with generally accepted accounting principles (GAAP) in the United States.  Management believes this pro forma measure helps indicate underlying trends in the Company’s business, and uses this pro forma measure to establish budgets and operational goals that are communicated internally and externally, to manage the Company’s business and to evaluate its performance.

“Vertex’s management team has set clear, ambitious objectives for 2003, which reflect our resolve to translate breakthrough products into true commercial blockbusters and to make significant progress toward our goal of becoming a major drug company,” stated Joshua Boger, Ph.D., Chairman and CEO of Vertex Pharmaceuticals.

“We anticipate demonstrable clinical and commercial progress across our product pipeline in the coming months.  In particular, we look forward to the approval and launch of the HIV protease inhibitor, 908, partnered with GSK, in the second half of the year.  We also anticipate the start of a Phase IIb rheumatoid arthritis study of the oral cytokine inhibitor pralnacasan, partnered with Aventis, in the second quarter.  As part of a broad parallel development program for pralnacasan, Aventis also began a Phase II proof-of-concept study of pralnacasan in osteoarthritis in January 2003, which is progressing on plan.”

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“2003 also will be an important year for the advancement of products and programs substantially owned by Vertex, including our ICE, hepatitis C virus protease, p38 MAP kinase, IMPDH and genetic disease programs,” Dr. Boger added.  “The clinical activities that will define the development and commercial path for these drug candidates are already underway, and the data we gather in 2003 will position us to select and commit to two drug candidates from this portfolio for late-stage development and commercialization by Vertex.  Our objective is to commercialize our drug candidates in high-value markets served mainly by specialists.”

“Vertex is positioned to create value based on the advancement of what we believe is one of the broadest pipelines in the industry,” added Dr. Boger.  “We are investing aggressively, but appropriately, to maximize the commercial potential of the many novel drug candidates in our pipeline.”

“We are continuing to carefully manage the financial profile of the Company, which supports our research, development and commercial goals,” said Ian Smith, Chief Financial Officer of Vertex Pharmaceuticals.  “The sale of PanVera LLC’s product and technology rights to Invitrogen for approximately $95 million in cash has enhanced our balance sheet and provided the support to manage and fund our broad portfolio of research and development programs.  We remain committed to our full year 2003 financial guidance, which reflects financial and corporate strategies that are focused on maximizing the potential of our innovative product candidates.”

Product Pipeline Update

Product Pipeline Update and 2003 Goals:  Vertex-Driven Programs

Vertex is focusing its development resources on five key programs in its portfolio of Vertex-driven drug candidates.  The Company believes that drug candidates in these programs represent significant opportunities in high-value markets served mainly by specialists.  By the end of 2003, the Company expects to select two of these drug candidates for late-stage development and commercial launch by Vertex.

•                  Vertex is conducting a Phase II clinical trial of VX-148, a second-generation IMPDH inhibitor for the treatment of psoriasis.  The Company expects to provide top-line results from this study in the second half of 2003.

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•                  In the second quarter of 2003, Vertex plans to begin Phase II clinical development of VX-702, an orally administered inhibitor of p38 MAP kinase.  The initial focus of the Phase II program will be to investigate the use of VX-702 in acute coronary syndromes (ACS).  Vertex expects to provide further information on its development strategy for VX-702, including plans for a chronic indication, in the second quarter of 2003.  In addition, Vertex plans to begin Phase I development of the ICE inhibitor VX-765 in the second quarter and the HCV protease inhibitor VX-950 in the second half of 2003.

Product Pipeline Update and 2003 Goals:  Partner-Driven Programs

Vertex has a broad pipeline of novel drug candidates targeting unmet medical needs that is in development with pharmaceutical partners.  The Company anticipates significant progress with its partner-driven products in 2003.

•                  During the quarter, the FDA informed Vertex’s collaborator GlaxoSmithKline (GSK) that the New Drug Application (NDA) covering 908 has been accepted for filing.  Vertex expects that 908 can be approved and launched in the United States in the fourth quarter of 2003 and in European countries beginning in 2004.

•                  In February 2003, at the CROI conference in Boston, clinical investigators presented data from the pivotal program for 908 including preliminary 24-week data from the CONTEXT trial and 48-week data from the NEAT trial as well as resistance data from the pivotal studies.  Detailed clinical data from each of the three 908 pivotal trials has now been presented at peer-reviewed medical forums.  Vertex anticipates that additional clinical data from the pivotal program for 908 will be presented in peer-reviewed forums throughout 2003.

•                  Vertex expects its partner Aventis to begin a Phase IIb clinical trial of the oral cytokine inhibitor pralnacasan in rheumatoid arthritis (RA) in the second quarter of 2003.  With this study, the companies will seek to evaluate the safety and efficacy of pralnacasan in RA as well as to explore additional doses of pralnacasan.

•                  As part of a broad strategy to develop pralnacasan for the treatment of multiple major inflammatory diseases, Aventis began a 400-patient Phase II proof-of-concept study of pralnacasan in osteoarthritis (OA) in January 2003.  Today, Vertex reported that patient enrollment in this study has been recently completed.  The objective of the study is to enable

                        Aventis and Vertex to evaluate the safety and efficacy of pralnacasan as a novel, first-in-class treatment for OA.  Pralnacasan is an orally administered inhibitor of interleukin-1 beta converting enzyme (ICE), an important enzyme regulating inflammatory processes.

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Product Pipeline Update and 2003 Goals:  Drug Discovery

•                  Designing successful drug candidates is a fundamental component of sustained value creation for a major drug company.  Vertex expects that its drug discovery organization will continue to be productive in 2003.  The Company anticipates advancing into preclinical development new drug candidates from its kinase, bacterial gyrase and hepatitis C virus protease programs.

Board of Directors

Vertex has nominated Eric K. Brandt to be a member of the Company’s Board of Directors.  Vertex shareholders will vote on his nomination at the Company’s annual meeting on May 21, 2003.  Mr. Brandt has been nominated to replace Dr. Barry Bloom who is retiring from Vertex’s Board of Directors after nine years of service to the Company.

Mr. Brandt has been Corporate Vice President and Chief Financial Officer of Allergan, Inc. since May 1999 and from January 2001 to January 2002 he also assumed the duties of President, Global Consumer Eye Care Business at Allergan.  Prior to joining Allergan, he held various positions with the Boston Consulting Group (BCG) from 1989, culminating in his position as Vice President and Partner, and a senior member of the BCG Health Care practice.  Mr. Brandt has a Bachelor of Science degree in chemical engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University.

About Vertex

Vertex Pharmaceuticals Incorporated is a global biotechnology company focused on the discovery, development and commercialization of breakthrough drugs for a range of serious diseases.  Both independently and with partners, Vertex is developing 15 small molecule drug candidates to treat viral diseases, inflammation, cancer, autoimmune diseases, neurological disorders and genetic disorders.  Vertex’s first approved product is the HIV protease inhibitor Agenerase® (amprenavir), which Vertex co-promotes with GlaxoSmithKline.  Vertex is headquartered in Cambridge, Massachusetts and has major research sites in San Diego, California and Oxford, U.K.

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This press release may contain forward-looking statements, including statements that (i) we will commit to two drug candidates to move forward independently for late-stage development and commercialization, (ii) we will continue to make clinical and commercial progress across our broad pipeline, including the launch of 908 by the end of the year, (iii) Aventis, Vertex’s collaborator, will initiate Phase IIb clinical studies of pralnacasan in rheumatoid arthritis in the second quarter, (iv) we will initiate clinical development of VX-950 and VX-765 in 2003, (v) we expect our total revenue, R&D expense, net income and loss, cash, cash equivalents and available for sale securities to be as set forth above, (vi) Vertex will advance drug candidates into preclinical development from its kinase, bacterial gyrase and hepatitis C virus protease programs, (vii) Vertex will begin Phase II clinical development of VX-702 in the second quarter of 2003, (viii) we expect to make progress toward translating breakthrough products into commercial blockbusters, and (ix) we are committed to our financial guidance for 2003.  While management makes its best efforts to be accurate in making forward-looking statements, such statements are subject to risks and uncertainties that could cause Vertex’s actual results to vary materially.  These risks and uncertainties include, among other things, the risks that Vertex’s internal and external drug development programs will not proceed as planned, that 908 may not obtain regulatory approval or that approval will be delayed, that clinical trials for one or more of Vertex’s drug candidates may not proceed as planned due to technical or patient enrollment issues, that Vertex will be unable to realize its financial objectives due to any number of financial, technical or partnership considerations, and other risks listed under Risk Factors in Vertex’s form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

Agenerase® is a registered trademark of the GlaxoSmithKline group of companies.

Vertex Pharmaceuticals Incorporated

2003 First Quarter Results
Consolidated Statement of Operations Data

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Pharmaceutical revenues:
Royalties	$1,921	$2,474
Collaborative R&D revenues	14,068	18,077
Discovery tools and services revenues:
Product sales and royalties	5,862	15,210
Service revenues	758	4,934

Total revenues	$22,609	$40,695
Costs and expenses:
Cost of royalty, product and service revenues	4,167	8,641
Research and development	53,117	47,022
Sales, general & administrative	11,452	11,095
Other expense (Note 1)	3,899	—
Other income, net	(1,405)	(3,996)
Total costs and expenses	71,230	62,762

Pro forma loss before gain on sale of assets	$(48,621)	—

Gain on sale of assets (Note 2)	$69,232	—

Net income (loss)	$20,611	$(22,067)

Basic and diluted net income (loss) per common share	$0.27	$(0.29)

Basic and diluted pro forma loss per common share before gain on sale of assets	$(0.64)	—

Basic weighted average number of common shares outstanding	76,411	75,161

Diluted weighted average number of common shares outstanding	77,362	75,161

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Note 1:   Other expense relates to a lease agreement that the Company entered into in January 2001 for approximately 290,000 square feet of laboratory and office space in Cambridge, Massachusetts.  The Company began to incur expense on this lease in January 2003. The space is currently in an unfinished state.  The Company is actively exploring alternatives to minimize its financial obligation under this lease.  These alternatives include sharing, subleasing or exiting the lease space.  The Company expects to finalize plans for this lease and incur the costs associated with these plans in the second quarter of 2003.

Note 2:   On February 4, 2003, the Company announced that it had signed a definitive agreement whereby Invitrogen Corporation agreed to acquire certain assets and assume certain liabilities of PanVera LLC.  PanVera LLC was included in the Company’s Discovery Tools and Services business segment and provided services and products that accelerate the discovery of new medicines by the pharmaceutical and biopharmaceutical industries.  The sale does not include the instrumentation assets of the Discovery Tools and Services business segment.  The transaction closed on March 28, 2003 and the Company recorded a gain on the sale of these net assets of $69.2 million.

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Vertex Pharmaceuticals Incorporated

2003 First Quarter Results

Condensed Consolidated Balance Sheet Data

(In thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets
Cash, cash equivalents and available for sale securities	$680,089	$634,984
Other current assets	17,886	21,588
Property, plant and equipment, net	87,346	95,991
Other noncurrent assets	54,985	63,157
Total assets	$840,306	$815,720

Liabilities and Equity
Current liabilities	$56,291	$64,597
Convertible subordinated notes	315,000	315,000
Long-term obligations	68,746	57,542
Stockholders’ equity	400,269	378,581
Total liabilities and equity	$840,306	$815,720

Conference Call and Webcast:  First Quarter 2003 Financial Results:

Vertex Pharmaceuticals will host a conference call on April 24, 2003 at 5:00 p.m. ET to review financial results and recent developments.  This call will be broadcast via the Internet at www.vrtx.com in the investor center.  Following the live webcast, an archived version will be available on Vertex’s website until 5:00 p.m. ET on May 8, 2003.

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Vertex Contacts:

Lynne H. Brum, Vice President, Corporate Development and Communications, (617) 444-6614

Michael Partridge, Director, Corporate Communications, (617) 444-6108

Katie Burns, Manager, Investor Relations, (617) 444-6656

Vertex’s press releases are available at www.vrtx.com.